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Exhibit 10.1  License Agreement with Omni Media Distribution


                                LICENSE AGREEMENT


This LICENSE AGREEMENT ("Agreement") is made this 25 day of October, 2004 by and between American IDC Corp., a Florida corporation (the "Company") and Omni Media Distribution, Inc., a Nevada corporation ("Omni").

Recitals:

WHEREAS, the Company is a publicly traded corporation engaged in the business of developing online interactive communities, such as ecommerce sites and portals, for its own businesses, as well as custom software and web site solutions; and

WHEREAS, Omni acquires independent feature films, TV series, documentaries, short films, animations and family programming from numerous world wide sources. Content may be digitally prepared for unlimited usage on the Internet and other broadband delivery methods, as well as television broadcast; and

WHEREAS, Omni ("Licensor") desires to grant a license to its content library, as further specified on Exhibit A (the "Licensed Assets") to the Company ("Licensee"), thereby transferring all of Licensor's rights to manufacture, distribute or otherwise utilize the Licensed Assets.

NOW, THEREFORE, in consideration of the following premises and the mutual covenants herein contained, and for good and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. GRANT

1.1 GRANT OF LICENSE. Subject to the terms of this Agreement, Licensor hereby grants to Licensee and its affiliates a non-exclusive license to manufacture, use, lease, distribute and/or sell the Licensed Assets to internet sites worldwide.

1.2 RIGHT TO GRANT SUB-LICENSES. Licensor grants Licensee the right to grant sublicenses to third parties under the license granted hereunder, provided the Licensee abides by the terms of this Agreement.

2. PAYMENT.

2.1 PAYMENT FOR LICENSE. In consideration of the rights and licenses granted to Licensee herein, Licensee shall pay to Licensor or its designee(s) Three Million (3,000,000) shares of restricted common stock of the Company, provided that all terms of this Agreement that are to be completed concurrently with the execution of this Agreement must have been fulfilled by Licensor and Licensee.


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2.2 ROYALTY. There shall be a royalty paid to the Licensor of forty-nine percent
(49%) of the net revenue derived from the use of the licensed assets and the difference (51%) being retained by the Licensee. Such royalty shall be paid on a quarterly basis or as otherwise agreed between the parties.

2.3 RESTRICTED SECURITIES. The stock to be issued to Licensor under this Agreement will be restricted under Section 144 of the Securities Act of 1933 ("Restricted Securities"). Licensor understands that as Restricted Securities under the federal securities laws, the shares are not being issued under a public offering and that under such laws and applicable regulations, such securities may not be resold without registration under the Securities Act of 1933, except in certain limited circumstances. Licensor represents that it is familiar with Restricted Securities and understands the resale limitations imposed thereby and by the Act. It is understood that the certificates evidencing the stock may bear the following legends: 1) The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any state of the United States ("State Acts"). The securities evidenced by this certificate may not be offered, sold or transferred for value, directly or indirectly, in the absence of such registration under the Act and qualification under applicable State Acts, or pursuant to an exemption from registration under the Act and/or qualification under applicable State Acts, the availability of which is to be established to the reasonable satisfaction of the Licensor.

3. TERM. The term of this Agreement shall be five (5) years and renewable by mutual agreement.

4. EXCLUSIVITY. During the term of this Agreement, Licensee shall have the "non-exclusive" use of the Licensed Assets for the internet.

5. PROTECTION OF INTELLECTUAL PROPERTY.

5.1. ACKNOWLEDGMENTS AND AGREEMENTS OF LICENSEE. As a material inducement to enter into this Agreement, and as a material part of the consideration hereunder, the parties hereby acknowledge and agree that:

                  (i) (a) Licensor has the right to license the Licensed Assets, and (b) Licensee is acquiring hereby only the right to use the Licensed Assets for the purpose stated in and pursuant to the terms and conditions of the Agreement.

                  (ii) (a) Great value is placed on the Licensed Assets, and the goodwill associated therewith, (b) the Licensed Assets and all rights therein and goodwill pertaining thereto belong exclusively to and (c) all authorized use of the Licensed Assets by Licensee shall inure to the benefit of Licensor.

                  (iii) The conditions, terms, restrictions, covenants and limitations of this Agreement are necessary, equitable, reasonable and essential to assure the consuming public that all goods and services sold under the Licensed Assets are of


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                  the same consistently high quality as sold by Licensor and by others who are licensed to design, manufacture and/or sell any products by, under or with the Licensed Assets, if any.

5.2 PROTECTION OF RIGHTS.

                  (i) RESTRICTION ON USE. Licensee shall not use or permit the use of the Licensed Assets for any purpose or use other than the uses licensed under this Agreement.

                  (ii) GENERAL. Licensee shall cooperate fully and in good faith with Licensor for the purpose of securing and preserving Licensor's (or any grantee of Licensor's) rights in and to the Licensed Assets.

6. DEFAULTS AND REMEDIES.

6.1 DEFAULTS BY LICENSEE. The occurrence of any one or more of the following shall constitute a default by Licensee under this Agreement:

                  (i) Licensee shall fail to make payment for the Licensed Assets and such failure continues for more than thirty (30) days after written notice thereof, unless such failure cannot be cured within such thirty (30) day period and Licensee shall have commenced to cure the failure and proceeds diligently thereafter to cure such failure.

                  (ii) Licensee uses the Licensed Assets in any manner likely to endanger the validity of the Licensed Assets or to damage or impair the reputation or value of the Licensed Assets, and such action continues for more than thirty (30) days after written notice thereof, unless the action cannot be cured within such thirty (30) day period and Licensee shall have commenced to cure the action and proceeds diligently thereafter to cure such action.

                  (iii) The failure of Licensee to perform any of its other material obligations under this Agreement and such failure continues for more than thirty (30) days after written notice thereof, unless the failure cannot be cured within such thirty
                  (30) day period and Licensee shall have commenced to cure the failure and proceeds diligently thereafter to cure such failure.

6.2. DEFAULT BY LICENSOR. If Licensor fails to perform any of its material obligations under this Agreement and such failure continues for more than thirty
(30) days after the written notice thereof, such failure shall constitute a failure by Licensor under this Agreement, unless the failure cannot be cured within such thirty (30) day-period and Licensor shall have commenced to cure such failure and proceeds diligently thereafter to cure such failure.


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6.3. REMEDIES.

                  (i) If Licensee has not cured any such breach or non-performance in accordance with Section 6.1 above, in addition to all other rights and remedies available to Licensor, whether pursuant to the terms of this Agreement at law in equity or otherwise, Licensor shall have the right to terminate this Agreement without further notice to Licensee.

                  (ii) If Licensor has not cured any such breach or non-performance in accordance with Section 6.2 above, in addition to all of the other rights and remedies available to Licensee, whether pursuant to the terms of this Agreement at law, in equity or otherwise, Licensee shall have the right to terminate this Agreement without further notice to Licensor.

6.4. EFFECT OF EXPIRATION OR TERMINATION. Except as specifically provided herein to the contrary, upon expiration or termination of this Agreement, the rights and licenses granted herein shall terminate and Licensee shall have no further right to use the Licensed Assets. Upon the request of Licensor, Licensee shall immediately execute without further consideration such assignments and other instruments which may be required to be recorded to effect the termination of the licenses and rights granted herein (and the assignments of Licensee's rights to Licensor).

7. WARRANTIES.

7.1. LICENSOR'S WARRANTIES. Licensor warrants and represents that Licensor (i) is free to enter into this Agreement, (ii) has the full power, right and authority to make the grant of rights to Licensee as provided hereunder and that the exercise by Licensee of such rights, as authorized hereunder, shall not violate the rights of any third party, and (iii) is not subject to any obligation which will or might hinder or prevent the full completion and performance by Licensor of any of the covenants and the conditions to be kept and performed by Licensor hereunder. Licensee acknowledges that certain properties cannot be put on the internet without "Flash" or other protective software in order to prevent free downloads.

7.2. LICENSEE'S WARRANTIES. Licensee hereby represents and warrants that Licensee (i) is free to enter into this Agreement, (ii) is not subject to any obligation which will or might hinder or prevent the full completion and performance by Licensee of any of the covenants and conditions to be kept and performed by Licensee hereunder, and (iii) will ensure that all uses of the Licensed Assets comply with the terms of this Agreement.

8. MISCELLANEOUS.

8.1 CONSULTING AGREEMENTS. Tristan Cavato and Linda Cavato, principals of Licensor, shall enter into consulting agreements with Licensee, whereby Mr. Cavato and Ms. Cavato will provide consulting services necessary to for the Licensee's use of the Licensed Assets in exchange for $2,000 per month, payable in cash or registered common stock.


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8.2 OPTION TO PURCHASE THE LICENSED ASSETS. In consideration for entering into this Agreement, Licensor agree to grant Licensee an exclusive two-year option to purchase the Licensed Assets for One Million Dollars ($1,000,000) payable in cash or common stock, as determined by the parties.

9. GENERAL PROVISIONS.

9.1. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement between the Parties with respect to the subject matter hereof, and all prior negotiations, discussions, commitments and/or understandings relating thereto, if any, are merged herein. This Agreement shall supersede any and all other agreements between the Parties and may be modified only by a written agreement signed by duly authorized of each of the Parties. No representations, oral or otherwise expressed or implied, other than those specifically contained in this Agreement have been made by any party hereto. No other agreements not referred to or specifically contained herein, oral or otherwise, shall be deemed to exist or to bind any of the Parties hereto.

9.2. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the Parties.

9.3. CHOICE OF LAW. The validity, construction and enforcement of this Agreement shall be governed by the laws of the State of California without regard to its choice of law principles.

9.4. DISPUTE RESOLUTION. Any claim or controversy arising out of or relating to this Agreement, or any breach thereof wherein only damages are sought, be brought in federal or state court in the State of California, County of Los Angeles.

9.5. NO WAIVER. No waiver by either party, whether express or implied, of any provision of this Agreement or of any breach or default of any party, shall constitute a continuing waiver of such provision or any other provisions of this Agreement, and no such waiver by any party shall prevent such party from acting upon the same or any subsequent breach or default of the other party of the same or any other provision of this Agreement.

9.6. DISCLAIMER OF AGENCY. Nothing in this Agreement shall create a partnership or joint venture or establish the relationship of principal and agent or any other relationship of a similar nature between the parties hereto, and neither Licensee nor Licensor shall have the power to obligate or bind the other in any manner whatsoever.

9.7. CONSTRUCTION. This Agreement shall be interpreted to provide Licensor with the maximum control of the Licensed Assets and the use thereof.

9.8. LICENSOR APPROVALS. Any approval required from Licensor under this Agreement shall be effective and binding against Licensor only if it is in


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writing. Any approval required hereunder must be obtained by Licensee prior to
Licensee taking any action which requires such approval.

9.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.10. AUTHORITY. Each individual signing on behalf of a party hereto represents and warrants that he or she is authorized to execute this Agreement on behalf of such party. Each party has obtain the necessary approvals to enter into this agreement.

9.11. TERMINATION ON INSOLVENCY OF LICENSEE. Licensor may terminate this Agreement if a petition for relief under applicable bankruptcy law is filed by or against Licensee, and is not dismissed within sixty (60) days of such filing, if Licensee makes any assignment for the benefit of its creditors, or if a receiver is appointed for Licensee for all or substantially are of its business interests. The license and rights granted hereunder are personal to Licensee. No assignee for the benefit of creditors, receiver, debtor in possession, trustee in bankruptcy, sheriff or any other officer of court charged with taking over custody of Licensee's assets or business shall have any right to continue performance to exploit or in any way use the Licensed Assets if this Agreement is terminated, except as may be required by law.

9.12. TERMINATION ON INSOLVENCY OF LICENSOR. Licensee may terminate this Agreement, if a petition for relief under applicable bankruptcy law is filed by or against Licensor, and is not dismissed within sixty (60) days of such filing, if Licensor makes any assignment for the benefit of its creditors, or if a receiver is appointed for Licensor for all or substantially all of its business interests. In the event of such termination, Licensee shall have the right to continue thereafter to import and/or sell any and all Licensed Assets which Licensee has purchased, produced or committed to purchase prior to the date of termination.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date set forth above.

The "Company" and "Licensee"
American IDC Corp.

By: /S/ GORDON F. LEE
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Name:   Gordon F. Lee
Title:  CEO


The "Licensor"
Omni Media Distribution, Inc.

By: /S/ LINDA CAVATO
    -------------------------
Name:   Linda Cavato
Title:  President

By: /S/ TRISTAN CAVATO
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Name:   Tristan Cavato
Title:  Secretary


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                                    Exhibit A

                                 LICENSED ASSETS

Omni Media Distribution Content Catalogue as produced to American IDC Corp. in connection with this agreement and incorporated be reference herein.


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